RMX REIT, INC.


                           Common Stock

                   Incorporated Under the Laws of
                      the State of Washington





Certificate Number:                 					Shares:




     This certifies that 		 SSN; 	, is the owner of 		 (      )
fully paid and nonassessable shares of the common stock of RMX
REIT, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon
surrender of this Certificate properly endorsed.

	This certificate is not valid until signed by the Corporation
President.

	This restrictions on the reverse side of this Certificate are an integral part hereof. Said Stock is/is not held in Joint
Tenancy with the right of survivorship with spouse;
                SSN;                      .

	IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers.

	DATED this 	 day of 				, 19	.





                            						WILLIAM R. SANDEN, President



                            						MELVIN JOHNSON, Secretary



	A full statement of the designation, relative rights, preferences, and limitations of the shares of the class authorized to be issued; and the designation, relative rights, preferences, and limitations of the shares of this class so far as the same have been fixed by the Board of Directors will be furnished to any shareholder upon request and without charge.


	This stock is "Section 1244 Stock" under the definitions provided for under Section 1244 of the Internal Revenue Code of the United States.

	This stock may be pledged according to the Bylaws of the Corporation, however, the record owner of these shares represented by this Certificate shall retain all voting rights. Said shares shall not be transferred on the Corporate records without the written acknowledgment of the Secretary of the Corporation. The Secretary of the Corporation is empowered to VOID any transfer or attempted transfer of these shares that would preclude the Company from electing to file its Federal Income Tax Return as a Real Estate Investment Trust (REIT).



Record of Stock Transfer



	For value received, I hereby sell, assign and transfer unto
                          ,

(name, address, and social security or other identifying number
of assignee)                  share(s) of the common stock
represented by the within Certificate, and do hereby irrevocably
constitute and appoint                                  , as
attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.



DATED this 	 day of 			, 19	.





						                                 , Stockholder



APPROVED this 	 day of 			, 19	.





                                  					,	Secretary of the Corporation



	NOTICE: The signature to this assignment must correspond with the name as written upon the fact of this Certificate in every particular, without alteration or enlargement, or any change whatever.
RMX REIT, INC.

STOCK SUBSCRIPTION PRE-EFFECTIVITY AGREEMENT


The undersigned hereby subscribes for _________________ shares of the common stock, par value $5.00 per share, of RMX REIT, INC., a Washington Corporation (the "Corporation") and agrees to pay the Corporation the sum of $_________________ for such shares.



The undersigned agrees that prior to being bound to purchase the shares, that the offering must be ordered effective, that the undersigned will be provided with a copy of the prospectus, then and only when the undersigned executes the investment letter on the reverse side of this agreement and actually tenders the funds to purchase said stock.



DATED this ______ day of __________________, 1997.



	Shareholder Signature

			      Name

			      Address

			   City/State

			     Zip Code

			    Telephone

         				SSN



	Joint Shareholder Signature

	(if applicable)		Name

     			       Address

     			    City/State

     			      Zip Code

     			     Telephone

              				 SSN



	Please Circle:	JTWROS		Yes		No
	  Certificate Desired		Yes		No
	   Reinvest Dividends		Yes		No



                            ACCEPTANCE

The foregoing subscription agreement and the consideration reflected therein are hereby accepted. Certificate # ____ is authorized for issue.



DATED this ______ day of _________________, 1997.



                             						RMX REIT, INC.

                             						By:
                                  								Its:

                            RMX REIT, INC.
                   STOCK SUBSCRIPTION AGREEMENT



The undersigned hereby subscribes for _________________ shares of the common stock, par value $5.00 per share, of RMX REIT, INC., a Washington Corporation (the "Corporation") and agrees to pay the Corporation the sum of $_________________ for such shares.



The undersigned agrees that prior to the issuance of the shares, he/she will execute an investment letter in the form attached hereto to reflect that he/she is acquiring such shares for the term of the investment.



DATED this ______ day of __________________, 199__.



		Shareholder Signature

   			      Name

         Address

			   City/State

			     Zip Code

			    Telephone

	         			SSN



	Joint Shareholder Signature

	(if applicable)Name

     			      Address

	     		   City/State

     			     Zip Code

     			    Telephone

     			          SSN



	Please Circle:	JTWROS		Yes		No
	  Certificate Desired		Yes		No
		  Reinvest Dividends		Yes		No




                               ACCEPTANCE



The foregoing subscription agreement and the consideration reflected therein are hereby accepted pending effectivity of the issue. Certificate # ____ is being held for issue .



DATED this ___ day of _________, 199__.



	                              					RMX REIT, INC.


                               					By:
                                   								Its:

                           RMX REIT, INC.
                         INVESTMENT LETTER


Gentlemen:


I acknowledge receipt of the Prospectus regarding the Issuance of Common Stock in RMX REIT, INC., a Washington Corporation (the
"Company"). In connection with my acquisition of these securities, I acknowledge that I have been delivered a copy of the Prospectus.



I acknowledge that the Company has established investor suitability standards and that I meet those standards. I certify that I have, (1) a net worth of at least Twenty Five Thousand Dollars ($25,000), or (2) an annual income of at least Thirty Thousand Dollars ($30,000) and a net worth of at least Ten Thousand Dollars ($10,000), and (3) that money invested in the Company is not required to be used in support of the family budget for necessities, other business needs, to repay other obligations or to fund other investments in the near future.
All computations of net worth exclude the value of my personal residence, its furnishings and automobiles. I understand that I am not being asked, nor am I surrendering any right that I may have under federal and state security laws.



I am acquiring this common stock as a long term investment. I understand that I may exercise the option to reinvest the dividends on a quarterly basis and to change the option any time before the quarter ends.



My stock certificate will be issued and mailed to me when the Company has reached the minimum subscription level of $350,000.



I acknowledge that the Company is relying on Section 3(c)(5)(c) that it is exempt from registration from the provisions of the INVESTMENT ACT OF 1940 and cannot redeem any of the securities.
I acknowledge that the Company will not redeem the stock represented by this certificate. Initial _____



DATED this ____ day of ________, 199__.



					_____________________________________
					Print Name and Sign, Shareholder



					_____________________________________
					Print Name and Sign, Joint Shareholder
							(if applicable)